FOR IMMEDIATE RELEASE
Contacts:
Laurie Ellison 913.967.2718                 Carol DiRaimo 913.967.4109
Communications Executive Director           Vice President of Investor Relations

              Applebee's International Announces Plans to Separate
                 Chairman and CEO Positions; Adds New Directors

     OVERLAND PARK, Kan., Jan. 9, 2006 - The Board of Directors of Applebee's
International, Inc. (Nasdaq: APPB) today announced plans to separate the
Chairman and Chief Executive Officer positions and implement the company's leadership succession plan. Following the role separation, which will take place this summer, Lloyd Hill will continue to serve as Chairman of the Board and a new CEO will be named.

     In preparation for the transition, Hill, 62, announced that Dave Goebel, president and chief operating officer, will assume additional executive responsibilities. Effective immediately, Steve Lumpkin, chief financial officer;
John Cywinski, chief marketing officer; and Stan Sword, chief people officer, will report to Goebel.

     Hill said the following officers also will report to Goebel: Carin Stutz, executive vice president of operations; Phil Crimmins, senior vice president of development; and Mike Czinege, chief information officer.

     Goebel will continue to report to Hill.

     "Dave is a proven leader capable of greater challenges," Hill said.
"Working shoulder-to-shoulder with Dave for several years, I am confident of his ability to lead Applebee's into a new era."

     Goebel joined Applebee's in February 2001 as senior vice president of franchise operations. He later was promoted to executive vice president of operations, then to chief operating officer and, in January 2005, he was promoted to company president.

     In connection with Goebel's new responsibilities and the implementation of the company's succession plan, Applebee's also reported in a Form 8-K to be filed today with the Securities and Exchange Commission that both Goebel and
Lumpkin have signed three-year employment agreements.

     At its December 2005 meeting, the company's board of directors resolved to increase the number of board seats from 10 to 12. Hill announced that Goebel will assume one of the two

new seats; the second will be filled by Rogelio Rebolledo, president and chief executive officer of PBG (Pepsi Bottling Group) Mexico. Rebolledo will join the board in May 2006.

     Prior to his position with PBG, which he assumed in January 2004, Rebolledo served as president and CEO of Frito-Lay International. He retired at the end of
2003 from Frito-Lay after 28 years of service. While at Frito-Lay, Rebolledo led the company's expansion throughout Latin America, Asia and Australia.

     A Mexican national, Rebolledo has a bachelor's degree in chemical engineering from the National University of Mexico and an MBA from the
University of Iowa.

     Hill joined Applebee's as chief operating officer in January 1994 and was named president in December 1994. He became co-chief executive officer in
January 1997; chief executive officer in January 1998; and was elected chairman of the board in May 2000. Hill first began serving on the Applebee's board as an independent member in 1989 and has remained a board member since joining the company.

     Under Hill's leadership, Applebee's has grown into the largest casual dining concept in the world, with more than 1,800 restaurants in 49 states and
14 countries. In 2005, Hill was named by Institutional Investor magazine as one of America's Best CEOs. In addition, he was named 2005 Operator of the Year by the operators-readers of Nation's Restaurant News.

     "For several years, we have focused on attracting and retaining `noticeably better people' from across all disciplines and industries," Hill said. "We are proud of the depth of our team. I am looking forward to a smooth transition marked by continuity within our leadership team and the continuation of our mission-focused, values-driven culture."

                                      # # #

ABOUT APPLEBEE'S: Applebee's International, Inc., headquartered in Overland
Park, Kan., develops, franchises and operates restaurants under the Applebee's
Neighborhood Grill & Bar brand, the largest casual dining concept in the world.
There are more than 1,800 Applebee's restaurants operating system-wide in 49 states and 14 international countries. Additional information on Applebee's
International can be found at the company's website (www.applebees.com).